FIRST AMENDMENT TO KBR MANAGEMENT PERFORMANCE PAY PLAN WHEREAS, KBR, Inc. (the “Company”) maintains the KBR Management Performance Pay Plan, as most recently restated effective January 1, 2020 (the “Plan”); and WHEREAS, the Company desires to amend the Plan to allow for participation by part- time employees; NOW, THEREFORE, effective as of January 1, 2023, the Plan is hereby amended as follows: 1. The definition of the term “Key Employees” shall be deleted from Section 2.1 of the Plan and the following shall be substituted therefor: ““Key Employees” shall mean employees (whether employed on a full-time or part- time basis) of the Company or an Affiliate below the Senior Executive (as defined in the KBR Senior Executive Performance Pay Plan) level, as determined by the CEO.” 2. The following shall be added to the end of the first paragraph of Section 3.2 of the Plan: “In addition, if, on or after January 1, 2023, a person is newly eligible as a Key Employee for the Plan Year in which such date occurs due to the amendment of the Plan to allow for participation by part-time employees, then the CEO, or his delegate, may designate in writing such person as a Participant on a prorated basis (determined based on the ratio of the number of days as an active Participant in the Plan during such Plan Year to the number of days in such Plan Year) for such Plan Year beginning effective as of the first day of the month following such designation.” 3. Except as expressly amended hereby, the Plan is ratified and confirmed in all respects and shall remain in full force and effect.